                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)          January 9, 2006
                                                --------------------------------

                         APPLEBEE'S INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

          DELAWARE                     000-17962                43-1461763
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

       4551 W. 107th Street, Overland Park, Kansas                 66207
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        (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code        (913) 967-4000
                                                  ------------------------------

                                      None
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          (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

    Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

    Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     The  information set forth below under Item 5.02 of this Form 8-K regarding the employment agreements between Applebee's International, Inc. (the "Company")
and Mr. Dave Goebel and Mr. Steve Lumpkin is incorporated into this Item 1.01 by reference.

     The  Employment  Agreements  between  the  Company  and Mr.  Goebel and Mr.
Lumpkin are attached  hereto as Exhibits  10.1 and 10.2,  respectively,  and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

     As a result of his new Employment  Agreement  described in Item 5.02 below, the prior Employment  Agreement between the Company and Mr. Lumpkin dated August
7, 2002 terminated as of January 9, 2006.

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
Appointment of Principal Officers.

     On January 9, 2006, the Board of Directors of the Company  announced  plans to separate the Chairman and Chief Executive Officer positions and implement the
Company's leadership succession plan. Following the role separation,  which will take place this summer,  Mr. Lloyd Hill, Chief Executive Officer of the Company,
will continue to serve as Chairman of the Board and a new CEO will be named.

     In preparation for the transition,  effective immediately, Mr. Dave Goebel,
President  and Chief  Operating  Officer,  will  assume  responsibility  for all management,  operations and financial  functions that now report to Mr. Hill. In his expanded role as the Company's principal executive officer,  Mr. Goebel will continue to report to Mr. Hill.

     In  connection  with his new  responsibilities,  Mr. Goebel and the Company entered into a three year Employment  Agreement  effective  January 9, 2006. The three  year  term  commenced  January  3,  2006  and  the  Employment  Agreement
automatically  renews for additional one year terms unless either party gives 60 days notice of non-renewal.

     Mr.  Goebel will receive an initial  base salary of $550,000,  which may be increased by the Board of Directors in its sole  discretion.  Mr. Goebel will be paid such additional  compensation  and bonuses as may be determined in the sole discretion  of the Board.  His target  bonus for fiscal 2006 is 100% of his base salary.  Mr. Goebel is also entitled to  participate in such other benefit plans of the Company  that are  generally  available  to employees at his level and to receive such equity-based compensation awards as may be approved by the Board.

     In the event of a termination by the Company without cause or by Mr. Goebel for good reason (each as defined in the Employment  Agreement),  he will receive monthly severance  payments,  for a period of 24 months (the "Severance  Payment
Period"),  equal  to 1/12 of his base  salary  and  1/12 of the  greater  of the average of his actual bonus for the  preceding  three fiscal years or his target bonus for the  fiscal  year in which  termination  occurred,  multiplied  by the average  percentage of bonus  attainment  over the preceding three fiscal years.
All outstanding

stock options and stock appreciation rights will fully vest and all restrictions will be removed from any restricted  stock grants.  He would also be entitled to payment under the Company's  FlexPerks  benefit for the year of termination  and would  receive  continued  payment  for  the  Severance  Payment  Period  of the
Company's  matching portion of his Non-Qualified  Deferred  Compensation Plan or
other   retirement   arrangement.   Mr.  Goebel  would  be  subject  to  certain
non-competition and  non-solicitation  obligations through the Severance Payment
Period.

     If Mr.  Goebel does not continue as an employee  following an expiration of the Employment  Agreement,  the Company may elect to make the severance payments described above for the Severance  Payment Period,  which the Company may extend for an additional 12 months in its sole discretion.  Mr. Goebel would be subject to the  non-competition  and  non-solicitation  obligations  for  the  Severance
Payment Period.

     If Mr. Goebel's  employment is terminated for any reason following a change in control (as defined in the Employment  Agreement),  he would be entitled to a lump sum payment equal to (i) two times the sum of his base salary plus (ii) the greater of (A) the average of his actual  bonus for the  preceding  three fiscal years or (B) his target  bonus  amount for the fiscal year in which  termination occurs, multiplied by the average percentage bonus attainment over the preceding three fiscal  years.  He would also be entitled to the other equity  vesting and
benefit   payments   described   above  and  would  be  subject  to  a  24-month
non-competition obligation.

     The Company also entered into a new Employment Agreement, effective January
9, 2006, with Mr. Steve Lumpkin, superceding his prior employment agreement. The terms of Mr. Lumpkin's  Employment  Agreement are  substantially the same as Mr.
Goebel's  except that Mr.  Lumpkin's  initial  base  salary is $475,000  and his target  bonus for fiscal 2006 is 85% of his base salary.  Mr.  Lumpkin will also receive a grant on January 11,  2006 under the  Company's  Amended and  Restated
1995 Equity Incentive Plan and form executive  Non-Qualified  Stock Option Award
Agreement of options to purchase  150,000  shares of common  stock.  The options vest five years from the date of grant and have a term of 7 years.

     The Company also announced that Mr. Goebel was appointed as a member of the
Board of  Directors,  effective  January 9,  2006.  Mr.  Goebel  fills a vacancy created by an increase in the number of members of the Board of  Directors  from
10 to 12,  approved by the Board of Directors at its December 2005 meeting.  Mr.
Goebel  will serve as Class I director  with a term  expiring at the 2008 Annual
Meeting of  Stockholders.  In accordance with the Company's  Bylaws,  Mr. Goebel will be nominated at the 2006 Annual Meeting of  Stockholders  for election as a
Class  I  director  with  a  term  expiring  at  the  2008  Annual   Meeting  of
Stockholders.

     Mr. Goebel, 55, was employed by the Company in February 2001 as Senior Vice
President of Franchise  Operations and was promoted to the position of Executive
Vice  President of Operations in December  2002. In January 2004, Mr. Goebel was
promoted  to  Chief  Operating  Officer.  In  January  2005  he was  also  named
President.  Prior to joining the Company, Mr. Goebel headed a management company that provided  consulting and strategic  planning services to various businesses from April 1998 to February  2001.  Prior to 1998, he was a franchise  principal with an early  developer  group  of the  Boston  Market  concept.  Mr.  Goebel's business  experience  also  includes  positions  as Vice  President  of Business
Development for Rent-a-Center (a subsidiary of Thorn, EMI) and Vice President of
Operations for Ground Round restaurants.

     The Company also announced that the second vacancy  created by the increase in the  number  of  Board  members  will be  filled  by Mr.  Rogelio  Rebolledo, president and chief executive officer of PBG (Pepsi Bottling Group) Mexico.  Mr.
Rebolledo will be nominated for election by the  stockholders in May at the 2006
Annual  Meeting  of  Stockholders  to serve as a Class II  director  with a term expiring at the 2009 Annual Meeting of Stockholders.

     Prior to his  position  with PBG,  which he assumed in  January  2004,  Mr.
Rebolledo served as President and CEO of Frito-Lay International.  He retired at the end of 2003 from Frito-Lay after 28 years of service. While at Frito-Lay, he led the company's expansion  throughout Latin America,  Asia and Australia.  Mr.
Rebolledo  is  a  Mexican  national,   with  a  bachelor's  degree  in  chemical
engineering  from  the  National  University  of  Mexico  and  an MBA  from  the
University of Iowa.  There have been no related party  transactions  between the
Company and Mr. Rebolledo.

     The Company's  press release  regarding these matters is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c)  EXHIBITS. The following exhibits are filed herewith:

          10.1 Employment  Agreement  dated as of January 9, 2006 by and between the Company and Mr. Dave Goebel.

          10.2 Employment  Agreement  dated as of January 9, 2006 by and between the Company and Mr. Steve Lumpkin.

          99.1 Press release of Applebee's International, Inc., dated January 9,
               2006.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

     Date: January 9, 2006

                                       APPLEBEE'S INTERNATIONAL, INC.

                                       By:      /s/ Steven K. Lumpkin
                                           -------------------------------------
                                            Steven K. Lumpkin
                                            Executive Vice President and
                                            Chief Financial Officer

                                  Exhibit Index

Exhibit
Number         Description

 10.1          Employment  Agreement  dated as of January 9, 2006 by and between the Company and Mr. Dave Goebel.

 10.2          Employment  Agreement  dated as of January 9, 2006 by and between the Company and Mr. Steve Lumpkin.

 99.1          Press release of Applebee's International, Inc., dated January 9,
               2006.